UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017 (December 14, 2017)

FUSE MEDICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-10093	59-1224913
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1565 North Central Expressway Suite 220 Richardson, Texas	75080
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (469) 862-3030

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On December 15, 2017, Fuse Medical, Inc. (the “Company”) entered into that certain Purchase Agreement (the “Purchase Agreement”), by and between the Company and NC 143 Family Holdings, LP (“NC 143”), dated December 15, 2017, attached hereto as Exhibit 2.1, pursuant to which the Company would purchase all of the outstanding membership interests of CPM Medical Consultants, LLC (“Target”). NC 143 is an entity owned and controlled by Mark W. Brooks, Chariman of the Board of Directors of the Company (the “Board”) and the largest stockholder of the Company.

Prior to the Company’s entrance into the Purchase Agreement, the Board voted to approve the formation of a special committee (the “Special Committee”) to evaluate the Company’s potential acquisition (the “Transaction”) of Target and conduct independent negotiations with respect to the Transaction. The Special Committee consisted of Board members Ricky “Raj” S. Kalra, MD and Renato V. Bosita Jr., MD, neither of whom were “interested directors” (as that term is used in Delaware General Corporation Law) with respect to the Transaction. The Special Committee engaged ValueScope, Inc. (“ValueScope”), a business valuation company based in Dallas, Texas, in order to determine the value of Target and to provide an opinion with respect to fairness of the Transaction to the stockholders of the Company. Concurrently with the creation of the valuation report (the “Valuation Report”) by ValueScope, the Special Committee negotiated the terms of a letter of intent between the Company and NC 143 with respect to the acquisition of Target.

Following those negotiations and the Special Committee’s receipt of the Valuation Report, the Special Committee approved the entrance by the Company into a nonbinding letter of intent (the “Letter of Intent”) by and between the Company and NC 143. On November 2, 2017, the Special Committee, on behalf of the Company, entered into the Letter of Intent, as reported on the Company’s Current Report to Form 8-K dated November 9, 2017, which is herein incorporated by reference. Following the execution of the Letter of Intent, the Special Committee began negotiation of the Purchase Agreement. Those negotiations were substantially completed on December 11, 2017.

On December 13, 2017, ValueScope delivered to the Special Committee a Fairness Opinion Related to the Acquisition of CPM Medical Consultants, LLC by Fuse Medical, Inc., dated December 12, 2017, attached hereto as Exhibit 99.1 (the “Fairness Opinion”), based on a review by ValueScope of the of the Purchase Agreement. Following ValueScope’s delivery of the Fairness Opinion, on December 13, 2017, the Special Committee approved the Purchase Agreement and the transactions contemplated by the Purchase Agreement and the submission of the Purchase Agreement to the Board for approval. On December 14, 2017, the Board approved the Purchase Agreement and the transactions contemplated by the Purchase Agreement.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)Not Applicable.

(b)Not Applicable.

(c)Not Applicable.

(d)Not Applicable.

(e)On December 14, 2017, the Board awarded a total of 942,5000 shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), in the form of restricted stock awards (each an “RSA”) issued in accordance with the 2017 Equity Incentive Plan of the Company, to the members of the Board of Directors of the Company (the “Board”) as annual compensation for services rendered to the Company as Board members. Each member of the Board was granted an RSA constituting 188,500 shares of Common Stock. Based in part on the analysis of the Fairness Opinion, the Board determined that the Common Stock within each RSA had a fair market value of $0.20 on the date of grant. Each RSA will fully vest on September 21, 2018, in accordance with the terms of the Restricted Stock Award for Board Compensation, in form attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated October 10, 2017, which is herein incorporated by reference.

Additionally, the Board voted to revise the $0.78 fair market value for each share issued pursuant to each RSA granted on September 21, 2017, as disclosed on the Company’s Current Report on Form 8-K dated October 10, 2017 and herein incorporated by reference (the “September Grants”), to $0.20. The Board voted to amend the indicated fair market value in the September Grants to $0.20 based in part on the analysis within the Fairness Opinion.

Item 7.01.	Regulation FD Disclosure

On December 19, 2017, the Company issued a press release, attached hereto as Exhibit 99.2, announcing the Company’s entry into the Purchase Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Purchase Agreement by and between Fuse Medical, Inc. and NC 143 Family Holdings, LP dated December 15, 2017.

99.1	Fairness Opinion Related to the Acquisition of CPM Medical Consultants, LLC by Fuse Medical, Inc., dated December 12, 2017.

99.2	Press Release dated December 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FUSE MEDICAL, INC.

By:	/s/ William E. McLaughlin, III
William E. McLaughlin, III, Interim Chief Financial Officer and Director
(Principal Financial Officer)

Date: December 19, 2017